UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2015

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13752 (Commission File Number)	54-1727060 (I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road
Midland, Virginia 22728
(Address of principal executive offices)

 (504) 439-3266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to A Vote of Security Holders

The Company held its Annual Meeting of Stockholders on August 27, 2015 (“2015 Annual Meeting”). There were three proposals presented by the management of the Company, Proposals 1 and 3. were approved, while Proposal 2. failed to receive enough affirmative votes for approval. The vote was as follows:

Proposal No. 1.    Election of Directors

The election of the following individuals to serve as directors until the next annual meeting or until their successors are duly elected and qualified.

	For	Withheld	Non Votes
Rodney I. Smith	1,979,208	558,460	1,759,740
Ashley B. Smith	1,964,183	573,485	1,759,740
Wesley A. Taylor	1,924,285	603,383	1,759,740
G.E. "Nick" Borst	1,940,022	597,646	1,759,740

Proposal No. 2.	Proposal to Approve the 2015 Equity Incentive Plan

For	Against	Abstain	Non Votes
1,075,483	1,452,335	9,850	1,759,740

Proposal No. 3.	Proposal to Ratify and Approve the Selection of BDO USA, LLP as the Independent Auditors for the Company for the Year Ending December 31, 2015

For	Against	Abstain	Non Votes
3,734,749	561,804	855	—

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2015
SMITH-MIDLAND CORPORATION

By: /s/ William A. Kenter
William A. Kenter Chief Financial Officer